EXHIBIT 10.9

NMI Holdings, Inc.
2012 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
(FOR EMPLOYEES)

THIS OPTION AGREEMENT (this “Agreement”), dated as of ____________(the “Date of Grant”), is made by and between NMI Holdings, Inc., a Delaware corporation (the “Company”), and ____________________ (“Participant”).
WHEREAS, the Company has adopted the NMI Holdings, Inc. 2012 Stock Incentive Plan (the “Plan”), pursuant to which nonqualified stock options may be granted to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant Participant nonqualified stock options on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Option.
(a)Grant. The Company hereby grants to Participant a nonqualified stock option (the “Option” and any portion thereof, the “Options”) to purchase _________ shares of Common Stock (such shares of Common Stock, the “Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the “Code”).
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
2.Option; Option Price.
(a)Option Price. The option price, being the price at which Participant shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be $_______ per Share (the “Option Price”).
(b)Payment of the Option Price. The Option may be exercised only by written notice, substantially in the form provided by the Company, delivered in person or by mail in accordance with Section 10(c) hereof and accompanied by payment of the Option Price. The Option Price shall be payable in cash, or, to the extent permitted by the Committee, by any of the other methods permitted under Section 7(b) of the Plan.
3.Vesting. Except as may otherwise be provided herein, the Option shall become non-forfeitable (any Options that shall have become non-forfeitable pursuant to this Section 3, the “Vested Options”) and shall become exercisable according to the following provisions, subject to Participant’s continued employment with the Company as of any such date:
(a)General Vesting. (i) One-third of the Options (rounded down to the nearest whole Share) shall become Vested Options and shall become exercisable on the first anniversary of the Date of Grant, (ii) one-third of the Options (rounded down to the nearest whole Share) shall become Vested Options and shall become exercisable on the second anniversary of the Date of Grant and (iii) the remainder of the Options shall become Vested Options and shall become exercisable on the third anniversary of the Date of Grant, in the case of each of

EXHIBIT 10.9

clauses (i), (ii) and (iii), subject to Participant not having incurred a Termination of Service prior to the applicable vesting date.
(b)Termination of Service. Except as provided in the immediately following sentence, in the event that Participant incurs a Termination of Service, any Options that have not theretofore become Vested Options (such Options, the “Unvested Options”) shall be forfeited without consideration by Participant. Notwithstanding the foregoing, in the event Participant incurs a Termination of Service as a result of termination by the Company or its Affiliate without “Cause” (as defined in the Plan), or due to Participant’s death or “Disability” (as defined in the Plan), any Unvested Options that are outstanding immediately prior to such Termination of Service and that would have vested on the next vesting date shall vest pro-rata, with the number vesting to be determined by multiplying the number of Unvested Options that would have vested on the next vesting date by a fraction, the numerator of which is the number of days between the prior vesting date (or Grant Date if no vesting date occurred prior to Participant’s Termination of Service) and the date of Participant’s Termination of Service and the denominator of which is 365.

4.	Termination.
(a)The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:
(i)the tenth anniversary of the Date of Grant;
(ii)the first anniversary following Participant’s Termination of Service, in the case of a Termination of Service due to death or Disability (as defined in the Plan);
(iii)the 90th day following Participant’s Termination of Service in the case of a Termination of Service without Cause;
(iv)the 30th day following Participant’s Termination of Service in the case of a Termination of Service by the Participant for any reason; and
(v)the day of Participant’s Termination of Service in the case of a Termination of Service for Cause.
(b)Notwithstanding the provisions of Section 4(a) to the contrary, in the event of Participant’s Termination of Service for any reason (other than due to a Termination of Service for Cause) during the two-year period following a Change in Control, the Option shall remain outstanding and exercisable until the earlier of (i) the tenth anniversary of the Date of Grant and (ii) the fifth anniversary of such Termination of Service.
(c)Except as otherwise provided in the Plan and Section 3(b) of this Agreement, upon a Termination of Service for any reason, any Unvested Options shall immediately terminate and be forfeited on the date the Termination of Service occurs.
5.Compliance with Legal Requirements. The grant and exercise of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
6.Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiaries or Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Option and any Shares received upon exercise thereof shall be subject to the restrictions set forth in the Plan and this Agreement.

EXHIBIT 10.9

7.Adjustment. Upon any event described in Section 13 of the Plan occurring after the Date of Grant, the adjustment provisions as provided for under Section 13 of the Plan shall apply to the Option.
8.Change in Control. In the event of a Change in Control of the Company occurring after the Date of Grant, any outstanding Options that are not then exercisable and vested shall become fully exercisable and vested immediately upon the occurrence of a Change in Control.
9.Tax Withholding. As a condition to exercising the Option, in whole or in part, Participant will pay to the Company, or, pursuant to Section 12(d) of the Plan, make provisions satisfactory to the Company for payment of, any federal, state or local tax laws in respect of the exercise or the transfer of the Shares. The Company may allow a Participant to elect to have any withholding obligation satisfied by surrendering to the Company a portion of the Shares that is issued or transferred to Participant upon the exercise of any Options (but only to the extent of the minimum withholding required by law) and the Shares so surrendered by Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender (and the amount equal to the Fair Market Value of such Shares shall be remitted to the appropriate tax authorities).
10.Miscellaneous.
(a)Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.
(b)Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Option granted thereunder; provided that any such waiver or amendment that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company:
NMI Holdings, Inc.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
Attention: General Counsel

if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile or e-mail.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

EXHIBIT 10.9

(e)No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(f)Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.
(g)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(h)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
(i)Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(j)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.
(l)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page to follow]

EXHIBIT 10.9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NMI HOLDINGS, INC.

________________________________

By:	Bradley M. Shuster

Title:	Chairman and Chief Executive Officer

PARTICIPANT

____________________________________

[Signature Page to Nonqualified Stock Option Agreement]